Exhibit 99.1

Collegium Announces Closing of the Nucynta Franchise Acquisition

– Collegium Announces Closing of Convertible Senior Notes Offering and Exercise in Full of Over-Allotment Option –

– Collegium will Host Conference Call to Discuss Fourth Quarter 2019 Financial Results and Provide Corporate Update –

STOUGHTON, Mass., Feb. 13, 2020 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), a specialty pharmaceutical company committed to being the leader in responsible pain management, announced today the closing of its previously announced acquisition of the Nucynta franchise from Assertio Therapeutics, Inc. Jefferies LLC acted as financial advisor to Collegium on the transaction, and Pepper Hamilton LLP served as legal counsel.

In support of the Nucynta acquisition, Collegium also announced today the funding of its previously announced $200.0 million senior secured term loan from BioPharma Credit PLC (“loan”) and the closing of its previously announced underwritten public offering of $143.75 million aggregate principal amount of 2.625% convertible senior notes due 2026 (“notes”), which includes the full exercise by the underwriter of an option to purchase an additional $18.75 million in aggregate principal amount of notes to cover over-allotments.  Jefferies LLC acted as the sole book-running manager for the offering. The aggregate proceeds of the loan and the notes were used, together with cash on hand, to pay the purchase price for the Nucynta acquisition.

“We are excited to close the Nucynta acquisition, a financially transformative transaction for Collegium,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “Looking ahead, we expect this transaction will significantly grow EBITDA and operating cash flows, and the financing structure will enable us to pursue future business development transactions that will diversify our portfolio.”

2019 Year-End Earnings Call

Collegium announced today that the Company will host a conference call and live audio webcast on Thursday, February 27, 2020 at 4:30 p.m. Eastern Time to discuss financial results and provide a corporate update.

To access the conference call, please dial (888) 698-6931 (U.S.) or (805) 905-2993 (International) and refer to Conference ID: 829-8360. An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is a specialty pharmaceutical company committed to being the leader in responsible pain management. Collegium’s headquarters are located in Stoughton, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding financial guidance for Xtampza ER and Nucynta Franchise revenues, total operating expenses, current and future market opportunities for our products and our assumptions related thereto. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations. Management's expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including our expectations related to the potential impact of the Nucynta acquisition on our future operating results; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P. and Teva Pharmaceuticals USA, Inc.; the outcome of any governmental investigation related to the manufacture, marketing and sale of opioid medications; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other filings with the SEC, and in the prospectus supplement related to the offering filed with the SEC on February 11, 2020. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:
Alex Dasalla
adasalla@collegiumpharma.com